EXHIBIT 99.1

2004 Analyst Meeting November 10, 2004 New York

•	Good morning!

•	I am Tom Fisher, Chairman and Chief Executive Officer.

•	With me today is Russ Strobel, President, Rick Hawley, Chief Financial Officer and Mark Knox, Director of Investor Relations.

Agenda Business Overview and Strategies Legal Update Financial and Regulatory Update Wrap-up

•	Here is today’s agenda.

•	Due to our recent regulatory filing in our primary business, Nicor Gas, today we are going to spend a portion of our time discussing our rate request which we filed on November 4, 2004.

•	But first, Russ will begin with a brief overview of our business, including our long-term objectives. He will then provide a quick update on our outstanding legal matters.

•	Rick will follow with a financial update and provide a perspective on our recent regulatory filing.

•	I’ll then return to wrap things up and take your questions.

Caution Concerning Forward- Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.

•	Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.

•	Please keep this in mind when asking your questions and considering our responses.

•	Let me now turn things over to Russ.

Business Composition (Based on Forward-looking Operating Income) Gas Distribution 80% Shipping 15% Other Energy Ventures 5%

•	Thanks Tom.

•	Basic composition of our company as we expect it to look on a forward-looking basis, assuming full rate relief as proposed.

•	Nicor is built on the foundation of two core businesses — our natural gas distribution segment, Nicor Gas, and our containerized shipping segment, Tropical Shipping.

•	We also have other energy-related businesses, which are expected to continue to grow more rapidly than our other businesses. These businesses are built on the:

•	assets,

•	expertise,

•	customer base,

•	reputation, and

•	location of Nicor Gas.

Long-Term Objectives Key Strategies Grow earnings over time Maintain high returns on equity Pay a solid dividend Grow our core businesses Expand our energy services businesses Optimize our storage and transmission assets Build on our financial strength

•	Over the long-term, we remain committed to three simple objectives:

•	grow our earnings,

•	maintain high returns on equity, and

•	pay a solid dividend.

•	To achieve these objectives, we have four key strategies:

•	grow our core businesses,

•	expand our energy services businesses,

•	optimize our storage and transmission assets, and

•	build on our financial strength.

Business Update Gas Distribution Over 2 million customers Recognized brand name Operating efficiency Diverse service territory Significant assets Strategic location Rebuild earnings a priority Resolve contingencies Containerized Shipping Strong performance Leading carrier of exports to Caribbean Excellent reputation Economic recovery Improved market share Successful market expansion Productivity and operating efficiencies Niche acquisitions Core Businesses

•	As the primary source of our traditional earnings, Nicor Gas’ success is fundamental to our overall success.

•	Continue to add about 30,000 customers per year.

•	Nicor Gas benefits from:

•	Large diverse customer base,

•	strategic location on the Midwest pipeline grid

•	significant storage capabilities

•	and a recognized brand that will continue to create opportunities for our other energy-related ventures.

•	However, despite a long history of efficiency and costs control, rebuilding earnings in this core business is a priority.

•	Filed our first rate relief request in almost 10 years because:

•	the costs of doing business continues to rise and

•	lack of demand growth due to conservation and economic factors

•	We will also continue working toward resolving the outstanding contingencies relating to our PBR program that ended in 2002.

•	Our second largest business is Tropical Shipping.

•	This business is doing very well.

•	Tropical is a leading carrier of exports from the east coast of the United States to the Caribbean region.

•	It enjoys a reputation of dependable, on-time service.

•	Much of Tropical’s success this year has been due to

•	our ability to capitalize on economic recovery throughout the Caribbean and

•	the impact of past acquisitions, which have resulted in improved market share in existing ports and successful expansion into new ports.

•	Growth in this business is expected to continue as volumes increase due to improved tourism, construction activity and hurricane restoration efforts.

•	Additional earnings growth is expected from

•	Tropical’s focus on maximizing its strength as a market leader in the Caribbean and

•	improving productivity and efficiencies in its U.S.-based operations.

•	In the past, Tropical has successfully grown its business through a combination of opportunistic expansion and niche acquisitions.

•	This approach should position us for ongoing growth over the long-term as the economy continues its recovery.

Business Update Wholesale Economic results are solid Wholesale natural gas marketing earnings subject to variability Optimize existing capabilities Acquire, contract or develop new assets and services Expand our capabilities and service offerings Interstate pipeline joint venture Retail Results continue to improve Service line protection and utility-bill management products HVAC repair and replacement and home appliance repair and warranty services Increase market share of existing products and services Enhance existing or develop new products and services Other Energy-Related Businesses

•	Results continue to improve in our retail energy business.

•	Total customer contracts are up to nearly 500,000 compared to around 425,000 a year-ago

•	Overall contributions from our utility-bill management product are on an upward trend.

•	Appliance warranty contracts and service line protection sales are

•	also continuing to grow,

•	providing a recurring revenue stream to sustain earnings growth over the long-term

•	Our heating, ventilation and air conditioning services support the growth of other products thru bundling opportunities.

•	Meeting our objectives for this business platform have required a constant focus on:

•	Increasing market share, and

•	Enhancing or expanding our products and services offerings.

•	Turning to our wholesale natural gas marketing business, Nicor Enerchange, economic results of this business are solid.

•	However, due to our required accounting method to record derivative contracts at fair value, reported earnings for this business are subject to significant variability.

•	Looking ahead, high natural gas prices and increased volatility

•	present opportunities for us to grow this business and

•	to further utilize our experience for managing natural gas supply-related activities and assets and offering commodity-based services.

•	Additional opportunities may include:

•	Acquiring, contracting, managing or developing new assets and services,

•	Partnering with others, or

•	Increasing and expanding the geographic reach of our storage and transmission capabilities and service offerings.

•	An example of this approach is the Horizon Pipeline.

•	This interstate pipeline joint venture is fully subscribed under 10-year contracts and provides a steady income stream of nearly two cents per share.

•	Another example of this is the proposed Caledonia Storage Field — a storage facility in northeast Mississippi where Enerchange will serve as a marketing administrator, assuming that its development by Caledonia Energy Partners is approved by the FERC.

Business Update Outstanding Legal Matters Performance-based rate plan proceedings Governmental investigations Other matters

•	Before I turn things over to Rick, let me briefly update you on a few of our outstanding legal matters.

Performance-based rate plan

•	The ICC PBR hearings remain stayed to allow additional third-party discovery.

•	A status hearing is scheduled for December 1st.

•	We will continue to work cooperatively to resolve the PBR issues as soon as possible,

•	But it is difficult to predict with any certainty when these issues will be resolved.

Securities and Exchange Commission and U.S. Attorney Inquiries

•	The SEC and U.S. Attorney’s Office are continuing their inquiries.

•	We can not comment any further on pending litigation other than we have and will continue to cooperate.

Shareholder Derivative Lawsuit

•	Our motion to dismiss this case was denied on March 26th.

•	This action is not a ruling on the merits of the case.

•	We are now in the discovery phase of the suit.

•	No timeline has been established.

•	Background on all of these matters can be found in our periodic filings with the SEC.

•	This concludes my remarks, I’ll now turn things over to Rick for a financial and regulatory update.

Financial Update Nine-months Ended EPS 2004 ytd 2003 ytd Reported diluted EPS 0.62 1.59 Absent noteworthy items 1.14 1.33 Key Variances Agreement to settle securities class actions in 2004 2003 benefited from various significant noteworthy items Lower gas distribution and wholesale natural gas marketing results in 2004 Improved shipping and retail business results in 2004 Higher interest expense in 2004

•	Thanks Russ. Last week we released our third quarter and nine-months ended 2004 financial results, so today I’ll provide only a brief summary.

•	Year-to-date 2004 reported diluted earnings per common share were 62 cents or 97 cents lower than 2003. Both periods included noteworthy items.

•	2004 included a first quarter litigation charge associated with an agreement to settle securities class actions of $.52 cents per share. 2003 benefited about $.26 per share due to the net effects of a cumulative effect loss due to a change in accounting method at Nicor Enerchange, a mercury-related insurance recovery and gains associated with the wind-down of our retail marketing joint venture, Nicor Energy. Absent the impact of these items, nine-months ended earnings for 2004 and 2003 would have been $1.14 and $1.33 per share, respectively.

•	Absent the noteworthy items, the decline in results was primarily attributable to lower results at Nicor Gas due in large part to higher operating costs; lower results at Nicor Enerchange, our wholesale natural gas marketing business, due to fair value accounting adjustments of derivative contracts that are considered a matter of timing and should be recovered over the next few quarters; and higher interest expense; offset in part by improved performance at Tropical Shipping and our retail energy business.

•	Regarding the 2004 fair value accounting adjustments, derivative instruments and other energy-related contracts are used by Nicor Enerchange to hedge price risk associated with inventories and fixed-price purchase and sale agreements, which are recorded on an accrual accounting method. In combination, these positions allow us to lock-in our economic margins. However, this required accounting treatment, which became effective in 2003, can create significant earnings variability in interim periods and contract settlements oftentimes cross-over into multiple fiscal quarters and/or fiscal years.

Financial Update 2004 Financial Outlook Earnings per share estimate could be up to $.05 lower than the low end of our second quarter guidance range of $1.58 to $1.78, or $2.10 to $2.30, excluding a first quarter litigation charge to settle securities class actions of $.52 per share. Assumes, among other things, normal weather and includes no impacts associated with fair value accounting adjustments at Nicor Enerchange, which could occur in the fourth quarter, the ICC's PBR/PGA review or other contingencies, including recoveries from insurance. Excludes any future amounts from similar noteworthy items that impacted 2003 results. Compared to 2003, absent noteworthy items, reflects lower gas distribution and wholesale natural gas marketing results and improvement in our shipping business and retail business.

•	Regarding our 2004 outlook, as stated in our earnings release and conference call last week we estimate that our 2004 earnings per share could be up to $.05 lower than the low end of our earnings per share range we provided at the end of the second quarter of $1.58 to $1.78, or $2.10 to $2.30, excluding a first quarter litigation charge of $.52 per share.

•	This estimate reflects our third quarter results and the estimated fourth quarter performance in all of our businesses.

•	Our estimate also assumes, among other things, normal weather for the remainder of the year and includes no additional impacts associated with the potential fair value accounting adjustments at Nicor Enerchange, which could occur in the fourth quarter, the ICC’s PBR/PGA review or other contingencies, including insurance recoveries. It also excludes any future amounts from mercury-related activities, accounting changes or the wind-down of Nicor Energy – items that significantly impacted our 2003 results.

•	Compared to 2003, absent noteworthy items, our estimate for 2004 reflects lower operating results for Nicor Gas, lower results at Nicor Enerchange, due to the impact of fair value accounting adjustments, and improved operating results for Tropical Shipping and our retail energy business.

•	Consolidated 2005 earnings guidance will be provided at the time we release our final 2004 earnings, early next year. As a result, discussion on 2005 results will be limited to those amounts included in our regulatory filing for our gas distribution business.

Financial Update - Capital Expenditures 2004 2003 Gas 174 173 Tropical 10 6 OEV 4 2 Explanations Gas distribution - basically flat Shipping - facilities renovations, freight equipment and system upgrades OEV - system upgrades and facilities expansion $181 $188 Est.

•	Comparable with disclosures provided at year-end 2003, capital spending for 2004 is estimated at $188 million — or slightly higher than last year’s levels.

•	Utility capital spending is forecasted to be around $174 million or comparable to 2003 levels.

•	Shipping capital expenditures are projected to be about $10 million, up from the previous year due to facilities renovations, the purchase of freight handling equipment and system upgrades that were postponed from last year.

•	Other energy-related venture expenditures are slightly higher compared to 2003 due to computer system upgrades and facility expansions at our retail energy business.

•	Let me now spend sometime providing more detail about our recent rate filing at Nicor Gas.

Rate Filing Filed November 4, 2004 Requested a $83.3 million increase or 16.5% of base rate revenues Reflects the rising cost of providing safe and reliable service First request in nearly 10 years Based on a future test year - 2005

•	Last week Nicor Gas filed with the Illinois Commerce Commission a request proposing a revenue increase of $83.3 million or 16.5% of base rate revenues.

•	Nicor Gas is seeking an increase in base rates for bundled gas customers and in gas transportation rates to reflect the increase, over the last decade, in the cost of providing safe and reliable natural gas delivery services to our two million customers.

•	This is only Nicor Gas’ second such request in 20 years and the first in nearly 10 years. Our proposed rates are based on a projected 2005 test year, which we believe reasonably reflects the conditions and costs of Nicor Gas for the period during which the rates become effective. Our projections were audited by our public accounting firm.

Comparison of Annual Natural Gas Delivery Charges to Residential Customers Nicor Gas Consumers MidAm IL Power IL Gas North Shore CIPS CILCO Peoples Atmos AmerenUE Nicor Gas (Proposed) East 175.47 230.9 238.95 271.8 293.59 302.1 303.54 335.02 369.88 377.53 387.17 - 201.46 (Based on Prices Approved by the Illinois Commerce Commission Applied to the typical Nicor Gas Residential Customer Usage)

•	The proposed rate increase would be effective October 2005 and add about $26 per year to the annual delivery cost of a typical residential customer bill.

•	When you consider the entire bill, including gas costs and taxes, this translates to about a 2.7% increase.

•	Nicor Gas currently has the lowest residential rates of any major natural gas utility in Illinois and among the lowest of any gas utility in the country and, if granted, Nicor Gas would still have the lowest rates in Illinois.

Rate Filing - History Return on Equity 11.13% 11.37% Return on Rate Base* 9.67% 9.34% Net Rate Base $1,372.8 $1,450.8 Net Operating Income $132.8 $135.5 Capital Structure Equity 58% 56% Preferred 1% - Debt 41% 44% 1996 2005 Order Requested (Dollars in millions) * (WACC)

•	Nicor Gas is requesting an increase in its base rates to recover the rising costs of operating its distribution system and increased capital investment.

•	Our operating metrics are among the top in the country, but costs have gone up while revenues have not kept pace, resulting in a decline in our earnings and actual return on rate base. Overall, since 1996 operating costs, excluding depreciation have increased about $90 million, or about 5% per year. With our growth in gross plant, depreciation expense has increased from about $112 million to $155 million.

•	Our current capital structure is comparable to that approved in our last order.

•	Nicor Gas has traditionally been a financially stable company. This financial stability has assisted us in maintaining our position as a low cost provider. Our request for rate relief is a needed and appropriate step to maintain the financial metrics of our utility for the benefit of our customers, our employees and our investors who provide the capital necessary for our business.

Rate Filing - Key Objectives Recognition of higher expenses since last order Increased depreciation expense Increased fixed and customer service costs due to customer growth Impact of modest delivery growth despite additional customers Increased operational costs relating to compliance, pipeline safety, etc. Rising costs to do business relating to employment-related and technology costs Higher uncollectible costs Annual operating and maintenance costs are expected to increase by about $90 million since our 1996 order

•	Since our last rate case, we have invested nearly $1 billion in capital projects, including system expansion to serve customer growth, gas main and compressor replacements, and technology upgrades in customer information and service systems. As I said earlier, these additions have resulted in higher depreciation costs.

•	During the same time, we have also experienced higher fixed and customer service operating costs relating to customer growth, which has resulted in higher per therm delivery costs. This is due to having only modest growth in deliveries resulting from customer conservation and increased equipment efficiencies, despite an increase in the number of customers being served.

•	Higher operating costs also include pipeline and gas maintenance and new safety requirements under the federal Pipeline Safety Act. Operating costs have also gone up because of higher costs for the gas required to provide service to our company’s facilities throughout our region.

•	Like many other businesses, we also face rising costs associated with things like employment-related costs such as salaries, benefits and healthcare costs, and technology costs.

•	Operating costs have also risen due to uncollectible expense incurred when customers do not pay their bills. The costs of uncollectibles has increased significantly since our last rate case due in part to recent surges in natural gas prices nationwide.

Rate Filing - Key Objectives Captures $78 million in incremental rate base Significant rate base additions since last approved order largely offset by higher depreciation reserve Rate Design Changes Recovery of commodity portion of uncollectibles through PGA Net credit to PGA for Chicago Hub revenues 10-Year weather normalization More accurate indicator for recovering fixed costs

•	Turning to our rate base, despite significant increases to our gross plant resulting from capital investments since our last filing, net rate base increases were largely offset by increases in our depreciation reserve and higher deferred taxes since our approved order. Nonetheless, our rate base has increased modestly.

•	We are also proposing rate design changes, two of the more significant of which relate to uncollectible expenses and Chicago Hub revenue.

•	We have experienced an increase in uncollectible expenses since our 1995 rate case from about $8 million to over $30 million. Under our current proposal, we are requesting the recovery of the commodity portion of bad debt expense through our PGA clause. This represents about 2/3 of our estimated test year uncollectibles, or about $20 million, which will be shifted from base rates subject to the annual PGA true-up mechanism. The remaining portion of uncollectibles will continue to be recovered in base rates. This change reduces our base revenue requirement and moderates changes to our various distribution unit charges.

•	We are also proposing the full crediting of net revenues received from the Chicago Hub to the PGA. For the test year, this is estimated to be about $6.7 million.

•	This brings me back to my original statement regarding the amount of our revenue increase. The difference between our proposed base rate revenue requirement and our forecasted test year base revenues under current rates is $69.6 million or a 13.8% increase. If our proposed rate design changes are not adopted, but the costs are included in cost of service, this difference could increase to $83.3 million or a 16.5% increase.

•	In addition to these rate design changes, we also proposed changing from a 30-year average to a 10-year average for calculating normal weather. This decision was based on a comprehensive evaluation and study of weather normalization and is more reflective of the normal weather patterns in our service territory. As a result, beginning in 2005, Nicor Gas’ normal degree-days would be reduced from about 6,000 to 5,830. Our proposed distribution rates and 2005 forecast reflect this change.

Rate Filing - Estimated Timeline Filing: November 4, 2004 Direct Staff testimony: Early 2005 Company and intervener hearings: Spring 2005 Initial briefs: Mid 2005 Administrative Law Judge files order: Fall 2005 Commission Order: October 2005 (normally within 11 months of filing, as required by Illinois State law)

•	Looking ahead, by Illinois state law, our commission normally has 11 months from the date of our filing of November 4, 2004 to make their decision and issue an order.

•	Assuming that the proceedings go through the full course then the regulatory timeline might look something like this:

•	Direct Staff testimony – Early 2005

•	Company and intervener hearings – Spring 2005

•	Initial briefs – Mid 2005

•	Administrative Law Judge files order – Fall 2005

•	Commission order – according to Illinois State law an order is expected within 11 months of filing.

•	These dates are estimates, the ICC sets the schedule, but will at least provide a general overview of the process.

•	That concludes my remarks, let me now turn things over to Tom for a wrap-up.

Business Strategies Foundation Strong financial position and solid dividend Strategic locations and assets Successful unregulated businesses Strong management team Approach Maintain a low risk profile Disciplined and systematic Synergies and strategic fit with core businesses

•	Thanks Rick. Although much of our attention today has been on the discussion of our regulatory filing, we are also committed to other actions that will improve our performance and have a number of strengths on which to build on.

•	Over the years, our financial condition has been one of our strengths, and we expect that to continue, our rate filing is a necessary and appropriate step in that regard. We also have a long history of:

•	producing good returns on equity,

•	generating strong cash flow, and

•	providing a solid and consistent dividend, including 203 consecutive quarterly payments.

•	We remain committed to continuing that tradition.

•	Our approach to growth has been and will continue to remain disciplined and systematic. Opportunities we pursue will have a direct synergy and strategic fit with our core businesses.

•	Looking ahead, I believe we have several other factors that will also contribute to our success:

•	our strategic locations and assets provide us with revenue opportunities,

•	our unregulated businesses are performing well, and

•	our leadership team is experienced and driven by a commitment to

•	provide quality service to our customers,

•	manage our businesses efficiently, and

•	to live by a clear set of values which are built on the basis of teamwork, good corporate citizenship, ethics and personal responsibility.

Visit our website: www.nicor.com

•	With that said, I thank you for your interest in our company and will now open the floor for questions.